Gandalf Technologies Inc.
                                             130 Colonnade Road South
                                             Nepean, Ontario K2E 7M4
                                             Canada

                                             Tel: 613-723-6500
                                             Telex: 053-4728
                                             Fax: 613-226-1717


          February 21, 1994



          Mr. Thomas A. Vassiliades
          President and Chief Executive Officer
          Avatar Management Services
          P.O. Box 423
          Malvern, Pennsylvannia
          19355

          Dear Mr. Vassiliades:

          Re:  Consulting Services Agreement

          Mr. Brian R. Hedges, President and Chief Executive Officer, has asked me to prepare a management consulting services agreement for your consideration, the general terms of which are as follows:

          * Services will be on an as required basis at the invitation of a senior officer of the company.

          * Consulting time will be at the rate of $1,000 (U.S.) per day or $125 (U.S.) per hour.

          * Travelling time will be paid at the above hourly rate whenever it is not feasible to travel within the normal eight hour business day.

          * Accommodation and travel costs while on Gandalf business will be paid by the company direct or reimbursed to you on submission of expense forms and receipts.

          * Automobile mileage will be paid for travel on Gandalf business at the company's prevailing rate for employees.

          Thomas A. Vassiliades
          Page 2.

          *    A Bell Canada calling card will be issued to you on request.

          * Invoices and expense forms are to be submitted by you at regular intervals summarizing your professional services.

          * The agreement will be effective from January 16, 1994 until notified by any change.

          If you are in agreement with the above terms, would you please sign and return the enclosed copy of this letter.

          Yours very truly,
          D.F. MacMillan
          Corporate Secretary

          DFM:vgm

          cc:  B.R. Hedges


          ACCEPTED THIS    9th     DAY OF MARCH, 1994.
                       -----------

          s/THOMAS A. VASSILIADES
          ---------------------------------------------------------
          Thomas A. Vassiliades